EXHIBIT A

                               JOINT FILING AGREEMENT



The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of NitroMed, Inc., and affirm that this Schedule 13D is being filed on behalf of each of the undersigned.


Dated: January 16, 2004



RHO CAPITAL PARTNERS, INC.

By:/s/ Joshua Ruch

Name:  Joshua Ruch

Title:  Chief Executive Officer



JOSHUA RUCH

/s/ Joshua Ruch

Name:  Joshua Ruch



HABIB KAIROUZ

/s/ Habib Kairouz

Name:  Habib Kairouz



MARK LESCHLY

/s/ Mark Leschly

Name:  Mark Leschly